AMERIGROUP CORPORATION

2003 EQUITY INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

This Nonqualified Stock Option Agreement (the “Option Agreement”) is made and entered into as of      (the “Date of Grant”), by and between AMERIGROUP Corporation, a Delaware corporation (the “Company”), and      (the “Optionee”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2003 Equity Incentive Plan (the “Plan”).

1. Number of Shares. The Company hereby grants to Optionee an option (this “Option”) to purchase      Shares (the “Option Shares”) at an Exercise Price per Share of $     , subject to all of the terms and conditions of this Option Agreement and the Plan.

2. Option Term. The term of the Option and of this Option Agreement (the “Option Term”) shall commence on the Date of Grant set forth above and, unless the Option is previously terminated pursuant to Section 5 below, shall terminate on the tenth anniversary thereof (the “Expiration Date”). As of the Expiration Date, all rights of the Optionee hereunder shall terminate.

3. Conditions of Exercise.

[If granted pursuant to AMERIGROUP’s Bonus Plan]

(a) Subject to Section 5 below, the Option shall become vested on the Date of Grant as to      percent (     %) of the Option Shares, as to an additional      percent (     %) of the Option Shares on April 1, 200     and as to an additional      percent (     %) of the Option Shares quarterly thereafter, such that the Option shall become fully (100%) vested on      , 200_.

[If granted other than under AMERIGROUP’s Bonus Plan]

(a) Subject to Section 5 below, the Option shall become vested as to      of the Option Shares on the first anniversary of the Date of Grant, and as to an additional      of the Option Shares quarterly thereafter, such that the Option shall become fully (100%) vested on      .

(b) Prior to the Expiration Date, this Option may be exercised in whole or in part at any time as to Option Shares which have vested; provided, however, that in the event Optionee terminates employment or service with the Company and all Parents, Subsidiaries and Affiliates, from and after such Termination Date (as defined in Section 5 below), this Option may be exercised only with respect to Option Shares that have vested as of the Termination Date.

(c) This Option may not be exercised for a fraction of a share.

4. Method of Exercise of Option.

(a) The Option may be exercised by delivering to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Administrator from time to time (the “Exercise Agreement”), which shall set forth, inter alia, (i) Optionee’s election to exercise the Option and (ii) the number of shares of Common Stock being purchased, and payment in full of the aggregate Exercise Price of the shares being purchased. If someone other than the Optionee exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

(b) The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities law, as they are in effect on the date of exercise.

(c) Payment of the aggregate Exercise Price for Option Shares being purchased and any applicable withholding taxes may be made (i) in cash or by check, (ii) to the extent permitted by applicable law, by means of a cashless exercise procedure through a broker acceptable to the Administrator, (iii) through delivery of unrestricted Shares already owned by the Optionee for more than six months on the date of surrender, to the extent the shares have an aggregate Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, or (iv) by any other means of exercise authorized from time to time by the Administrator.

5. Effect of Termination of Employment or Service and Change in Control.

(a) Termination of Employment or Service Generally. Upon the termination of Optionee’s employment or service with the Company and all Parents, Subsidiaries and Affiliates under any circumstances other than for Cause, the Option shall immediately terminate as to any Option Shares that have not previously vested as of the date of such termination (the “Termination Date”). Any portion of the Option that has vested as of the Termination Date shall be exercisable in whole or in part for a period of 90 days following the Termination Date; provided, however, that in the event of termination by reason of Optionee’s death or Disability, such exercise period shall extend until the date that is six months from the Termination Date; provided, further, that in no event may the Option be exercised after the Expiration Date. Upon expiration of such 90-day or six-month period, as applicable, any unexercised portion of the Option shall terminate in full (whether or not then exercisable).

(b) Termination for Cause. Immediately upon the termination of Optionee’s employment or service with the Company or any Parent, Subsidiary or Affiliate for Cause, the Option shall terminate in full (whether or not then exercisable).

[At the discretion of the Committee, either]

(c) Change in Control. Any portion of the Option that has not previously vested shall become fully vested if the Optionee’s employment with or service as a director, consultant or advisor to the Company or any Parent, Subsidiary or Affiliate is terminated by the Company or any Parent, Subsidiary or Affiliate or any successor entity for any reason other than for Cause within two years following a Change in Control or if the Optionee terminates employment with (or other service to) the Company or any Parent, Subsidiary or Affiliate within two years following the Change in Control and after there is a material adverse change in the nature or status of the Optionee’s duties or responsibilities from those in effect immediately prior to the Change in Control.

[or]

(c) Change in Control. Any portion of the Option that has not previously vested shall become fully vested upon a Change in Control

6. Adjustments. In the event of any Change in Capitalization, the Administrator shall take such actions pursuant to Section 5 of the Plan as it deems appropriate.

7. Nontransferability of Option. Except under the laws of descent and distribution, the Optionee shall not be permitted to sell, transfer, pledge or assign the Option and this Option Agreement; provided, however, that, subject to such terms and conditions as the Administrator may establish, the Optionee shall be permitted to transfer this Option to a trust controlled by the Optionee during the Optionee’s lifetime for estate planning purposes or to make a gift of this Option to an Immediate Family Member. Unless transferred pursuant to the foregoing sentence, the Option shall be exercisable, during the Optionee’s lifetime, only by the Optionee. Without limiting the generality of the foregoing, except as otherwise provided herein, the Option may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.

8. Notices. All notices and other communications under this Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties named below:

If to the Company:	AMERIGROUPCorporation
4425 Corporation Lane
Virginia Beach, VA 23462
Facsimile: (757) 557-6743
Attn: Stanley F. Baldwin
If to the Optionee:	—

Facsimile:

Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

9. Tax Consequences. The tax laws and regulations applicable to the exercise of the Option and the disposition of the Option Shares are complex and subject to change. Optionee should consult a tax adviser before exercising the Option or disposing of the Shares.

10. Securities Laws Requirements. The Option shall not be exercisable to any extent, and the Company shall not be obligated to transfer any Option Shares to the Optionee upon exercise of such Option, if such exercise, in the opinion of counsel for the Company, would violate the Securities Act of 1933 (the “Securities Act”) or any other Federal or state statutes having similar requirements as may be in effect at that time.

11. No Obligation to Register Option Shares. The Company shall be under no obligation to register the Option Shares pursuant to the Securities Act or any other Federal or state securities laws.

12. Investment Representation. The Optionee hereby represents and warrants to the Company that the Optionee, by reason of the Optionee’s business or financial experience (or the business or financial experience of the Optionee’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Optionee’s own interests in connection with the transactions contemplated under this Option Agreement.

13. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), the Optionee shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Option Shares acquired under this Option Agreement without the prior written consent of the Company or its underwriters.

14. Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Option Shares by any holder thereof in violation of the provisions of this Agreement or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any of said Option Shares on its books nor will any of said Option Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

15. Withholding Requirements. The Company’s obligations under this Option Agreement shall be subject to all applicable tax and other withholding requirements, and the Company shall, to the extent permitted by law, have the right to deduct any withholding amounts from any payment or transfer of any kind otherwise due to the Optionee.

16. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

17. Governing Law. This Option Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

18. Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Option Agreement shall be subject to all terms and conditions of the Plan.

19. Amendments. The Administrator may amend the terms of this Option Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of Optionee hereunder without his or her consent.

20. Rights as a Stockholder. Neither the Optionee nor any of the Optionee’s successors in interest shall have any rights as a stockholder of the Company with respect to any shares of Common Stock subject to the Option until the date of issuance of a stock certificate for such shares of Common Stock.

21. Agreement Not a Contract for Services. Neither the Plan, the granting of the Option, this Option Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any Parent, Subsidiary or Affiliate for any period of time or at any specific rate of compensation.

22. Survival of Terms. This Option Agreement shall apply to and bind the Optionee and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

23. Representations. The Optionee has reviewed with his own tax advisors the Federal, state, local and foreign tax consequences of the transactions contemplated by this Option Agreement. The Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Optionee understands that he (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Option Agreement.

24. Authority of the Administrator. The Administrator shall have full authority to interpret and construe the terms of the Plan and this Option Agreement. The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

25. Acceptance. The Optionee hereby acknowledges receipt of a copy of the Plan and this Option Agreement. Optionee has read and understand the terms and provision thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Option Agreement on the day and year first above written.

AMERIGROUP Corporation

By

Stanley F. Baldwin
Executive Vice President, General Counsel
and Secretary

Name of NQ Holder

Address:

Social Security Number:

EXHIBIT A

AMERIGROUP CORPORATION
2003 EQUITY INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT
NOTICE OF EXERCISE

______________, ____

AMERIGROUP Corporation
[Address]

Attn:

On      , I was granted an option (an “Option”) by AMERIGROUP Corporation (the “Company”) under the Company’s 2003 Equity Incentive Plan (the “Plan”) and a stock option agreement, between myself and the Company (the “Agreement”). This letter is to notify you that I wish to purchase Option Shares under the Agreement as set forth below.

Exercise of Option

1. I wish to purchase      Option Shares at the current exercise price of $    per share for a total cost of $     .

2. I am paying for these Option Shares as follows:

By enclosing cash and/or a certified or cashier’s check payable to the Company in the amount of $ .

By means of a cashless exercise procedure through the following broker: .

By delivery of unrestricted shares of Company stock already owned by me for more than six months on the date of surrender, and which have an aggregate fair market value on the date of surrender equal to the aggregate exercise price of the Option Shares as to which the Option is being exercised, with any fractional share amounts to be settled by cash and/or a certified or cashier’s check.

3. I am paying the local, state and federal withholding taxes and/or all other taxes that the Company has advised me are due as follows:

By enclosing cash and/or a certified or cashier’s check payable to the Company in the amount of $ .

By authorizing the Company to withhold from the number of Option Shares I would otherwise receive that number of whole Shares having a fair market value equal to the minimum tax withholding due, with any fractional share amounts to be settled by cash and/or a certified or cashier’s check.

By delivery of unrestricted shares of Company stock already owned by me for more than six months on the date of surrender, and which have an aggregate fair market value on the date of surrender equal to the aggregate exercise price of the Option Shares as to which the Option is being exercised, with any fractional share amounts to be settled by cash and/or a certified or cashier’s check.

4. In exercising my Option I hereby warrant and represent to the Company that I acknowledge that the Company has no obligation to issue a certificate evidencing any Option Shares purchasable by me until the purchase price of such Option Shares is fully paid as set forth in the Option Agreement.

Very truly yours,

Optionee

Name and Address (please print)

Telephone Number	(	)

Social Security Number